UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2019

Commission file number: 333-227916

Accelerated Pharma, Inc.

Delaware	333-227916
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

15W155 81st Street, Burr Ridge, IL	60527
(Address of Registrant’s Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (773) 517-0789

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 4.01 Changes in Registrant’s Certifying Accountant

Previous Independent Accountants

On December 9, 2019, Accelerated Pharma, Inc. (the “Company” or “Registrant”), by the action of its Board of Directors (“Board”), determined not to reengage Marcum LLP (“Marcum”) as its independent auditors, to audit the Company’s financial statements for the year ended December 31, 2019 and review the interim quarterly financial statements for the period ended September 30, 2019. We notified Marcum on February 3, 2020.

Marcum audited the Company’s consolidated balance sheets as of December 31, 2018 and 2017, the related consolidated statements of operations and comprehensive loss, changes in stockholders’ deficiency and cash flows for each of the two years in the period ended December 31, 2018, and the related notes (collectively referred to as the “financial statements”). Marcum’s report on the Company’s financial statements for the years ended December 31, 2018 and 2017, dated July 23, 2019, was included in the Company’s registration statement on Form S-1, File No. 333-227916 (the “Registration Statement”) declared effective by the SEC on November 7, 2019. Such report contained an explanatory paragraph indicating that there was substantial doubt as to the Company’s ability to continue as a going concern. Other than such statement, no report of Marcum on the financial statements of the Company for the two years ended December 31, 2018 contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2018 and 2017, the six months ended June 30, 2019 and though December 9, 2019, the date the Board determined not to reengage Marcum, there have been no disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Marcum, would have caused them to make reference thereto in their report on the financial statements.

During the years ended December 31, 2018 and 2017, the six months ended June 30, 2019 and though December 9, 2019, there have been no reportable events, as that term is defined in Item 304(a)(1)(v) of Regulation S-K of the rules and regulations of the Securities and Exchange Commission, except certain material weaknesses in the Company’s internal controls over financial reporting, which have been communicated to the Company.

The Company has provided Marcum with a copy of the disclosure made in response to this Item 4.01 in this Form 8-K on February 3, 2020 and has requested that Marcum provide a letter addressed to the Securities and Exchange Commission confirming their agreement with the disclosure contained herein, and if not, stating the respects in which it does not agree. Pursuant to our request, on February 5, 2020, Marcum has provided the letter, a copy of which is attached hereto as Exhibit 16.1.

New Independent Accountants

On December 9, 2019, Slack & Co. CPAS (“Slack & Co.”), Certified Public Accountants, was appointed by the Company to audit our financial statements for the year ended December 31, 2019 and review the interim quarterly financial statements for the period ended September 30, 2019. During our two most recent fiscal years and the subsequent interim periods preceding their appointment as independent accountants, neither the Company nor anyone on its behalf consulted Slack & Co. regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered of the Company’s consolidated financial statements, nor has Slack & Co. provided to the Company a written report or oral advice regarding such principles or audit opinion.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
16.1	Letter of Marcum LLP dated February 5, 2020, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Accelerated Pharma, Inc.

Dated: February 5, 2020	By:	/s/ Michael Fonstein
	Name:	Michael Fonstein
	Title:	Chief Executive Officer (Principal Executive Officer)